FOR IMMEDIATE RELEASE	August 2, 2012
Contact: Susan Jordan
732-577-9996

UMH PROPERTIES, INC. ACQUIRES 11 MANUFACTURED HOME COMMUNITIES

Freehold, New Jersey……August 2, 2012……..UMH Properties, Inc. (NYSE:UMH) announced that, on August 1, 2012, it closed on the acquisition of 11 manufactured home communities, ten located in Pennsylvania and one located in New York.  The total purchase price was $28,250,000.  With this closing, UMH owns 53 communities consisting of approximately 10,100 developed homesites.

These 11 all-age family communities total 968 sites situated on 200 acres.  The average occupancy for these communities is approximately 92%.

Samuel A. Landy, President, stated, “We are very pleased to announce the closing of this significant acquisition.  These communities are an excellent fit to our existing portfolio.  Pennsylvania is a state that has enjoyed a stable economy over the long term and is poised for above average growth in the future.”

UMH, a publicly-owned REIT, owns and operates fifty-three manufactured home communities with approximately 10,100 developed homesites located in New Jersey, New York, Pennsylvania, Ohio, Tennessee and Indiana.  In addition, the Company owns a portfolio of REIT securities.

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